Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$331,355
Unrealized Gain (Loss) on Market Value of Futures	(492,883)
Dividend Income	235
Interest Income	2,028
ETF Transaction Fees	350
Total Income (Loss)	$(158,915)

Expenses
General Partner Management Fees	$2,153
Professional Fees	3,705
Brokerage Commissions	485
Non-interested Directors' Fees and Expenses	28
Prepaid Insurance Expense	99
NYMEX License Fee	54
SEC & FINRA Registration Expense	600
Total Expenses	7,124
Expense Waiver	(4,470)
Net Expenses	$2,654
Net Income (Loss)	$(161,569)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$4,516,535
Withdrawals (50,000 Shares)	(775,229)
Net Income (Loss)	(161,569)

Net Asset Value End of Month	$3,579,737
Net Asset Value Per Share (250,000 Shares)	$14.32

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612